Exhibit 10.11

COMMON STOCK PURCHASE AGREEMENT

This COMMON STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of April 20, 2015, is made by and among CELSIUS HOLDINGS, INC., a Nevada corporation (the “Company”) and the parties named on Schedule 1.2 hereto (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, the Company wishes to sell to the Purchasers, and the Purchasers wish to purchase from the Company an aggregate of up to 12,921,348 newly issued shares (the “Shares”) of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”), having the rights, powers, restrictions and limitations set forth in the Company’s Articles of Incorporation, as amended, and as provided by the Nevada Corporations Code (Title

7, Chapter 78 of the Nevada Revised Statutes), all on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy are hereby acknowledged, the Company and the Purchasers agree as follows:

ARTICLE I

CONSIDERATION

1.1          Sale of Shares. Subject to the terms and conditions set forth in this Agreement, at Closing (as hereinafter defined), the Company shall sell the Shares to the Purchasers and the Purchasers shall, severally and not jointly, purchase and acquire the Shares from the Company, for an aggregate purchase price of Eleven Million Five Hundred Thousand Dollars ($11,500,000.00), or $0.89 per Share (the “Purchase Price”).

1.2          Payment of the Purchase Price. The Purchase Price shall be payable in full at Closing by wire transfer in immediately available funds to such bank account as may be designated by the Company. Contemporaneously with the Purchasers’ payment of the aggregate Purchase Price, the Company will issue certificates to the Purchasers evidencing the Shares registered in the Purchasers’ names and in the amounts set forth on Schedule 1.2 hereto.

1.3          Closing. The closing of the sale and purchase of the Shares contemplated by this Agreement (the “Closing”) shall take place contemporaneously with the execution of this Agreement. The date and time of the Closing shall be referred herein as the “Closing Date.” In the event that any of the shares of Common Stock authorized for sale hereunder are not sold on the Closing Date because the signature pages or funds from any of the proposed Purchasers are not received by the Company by the Closing Date, the Company may sell such remaining shares of Common Stock to such proposed purchasers at an additional closing (“Additional Closing”) within fifteen (15) days after the Closing (or within such longer period as may be approved by the Company). At any such Additional Closing, the Purchaser participating in such Additional Closing shall deliver a counterpart signature page hereto and to the Investors’ Rights Agreement, and shall wire the funds for the payment of the shares of Common Stock being purchased by such Purchaser at the Additional Closing, and the Company shall promptly deliver a share certificate for such shares of Common Stock. Any such Purchaser at an Additional Closing shall be deemed a Purchaser for all purposes hereunder.

1.4          Closing Deliveries by the Company. The obligations of each Purchaser to purchase Shares at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions unless otherwise waived:

(a)          The representations and warranties of the Company contained in Section 2.1 shall be true and correct in all respects as of the Closing.

(b)          The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

(c)          The President of the Company shall deliver to the Purchasers at the Closing a certificate certifying that the conditions specified in Subsections 1.4(a) and 1.4(b) have been fulfilled.

(d)          As of the Closing, the authorized size of the Board of Directors shall be seven (7), and the Board of Directors shall be comprised of the five (5) current directors and two (2) designees of the Purchasers (the “Purchaser Designees”), who shall initially be Tim Leissner and one designee of Horizons (as defined in the Investors’ Rights Agreement), and shall be subject to further modification in accordance with the Investors’ Rights Agreement. The Company shall have executed and delivered an Indemnification Agreement in the form attached hereto as Exhibit A to each Purchaser Designee.

(e)          The Company shall deliver certificates evidencing the Shares purchased by each Purchaser, registered in their respective names.

(f)          The Company, each other Purchaser and the other shareholders of the Company named as parties thereto shall have executed the Investors’ Rights Agreement in the form of Exhibit B hereto (the “Investors’ Rights Agreement”).

(g)          The Company shall deliver copies of all material consents, authorizations, filings, licenses, approvals, and notice required or otherwise reasonably requested by the Purchasers in connection with the execution, delivery and performance by the Company, or the validity and enforceability of, this Agreement and all the Other Agreements (as hereinafter defined) to which each Purchaser is a party.

(h)          The secretary of the Company shall deliver to each Purchaser a certificate certifying the Articles of Incorporation and bylaws of the Company, the resolutions adopted by the directors and shareholders of the Company in connection with this Agreement and the transactions contemplated hereby, and the incumbency of certain officers of the Company in the form of Exhibit C hereto.

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(i)          The Company shall deliver to each Purchaser copies of certificates issued by the appropriate governmental authorities evidencing the good standing of the Company as of a date not more than three (3) days prior to the Closing Date as a corporation organized under the laws of the State of Nevada.

(j)          The Company shall deliver to each Purchaser copies of certificates issued by the appropriate governmental authorities evidencing the good standing of each Subsidiary (as hereinafter defined) as of a date not more than three (3) days prior to the Closing Date as a corporation organized under the laws of their respective jurisdictions of incorporation.

(k)          The Company shall have filed a Certificate of Designation with respect to the shares of Preferred Stock being issued upon conversion of the LOC Note (as defined below) as contemplated by Section 1.4(q)(i) with the Secretary of State of the State of Nevada and shall be in full force and effect. .

(l)          The Purchasers shall have received from Gutierrez Bergman Boulris PLLC, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit D attached to this Agreement.

(m)          The Company shall deliver to each Purchaser such other documents as may be necessary to effect the consummation of the transactions contemplated by this Agreement.

(n)          The Purchasers shall have completed their legal, financial, management, technical, intellectual properties, business operation, permits and regulatory compliance and business due diligence investigation of the Company to their satisfaction.

(o)          The Company shall have entered into a summary of terms outlining the material terms of a proposed joint venture in a form acceptable to the Purchasers (the “JV”).

(p)          Any existing registration rights, other than registration rights in favor of CD Financial, LLC (“CD Financial”) or its Affiliates pursuant to the Investors’ Rights Agreement, shall have been terminated.

(q)          The consummation of the following contemporaneous financial transactions:

(i)           Contemporaneously with and/or prior to Closing, the principal balance of the Company’s current line of credit note (“LOC Note”) as of April 16, 2015 in the amount of $8,800,000, payable to CD Financial, LLC (“CD Financial”), will be reduced by $4,000,000. In addition, at Closing, the maturity date of the LOC Note shall be extended to January 2, 2020 and the borrowing cap thereunder shall be reduced to $4,500,000. All other terms of the LOC Note will remain unchanged. The $4,000,000 principal reduction will be converted at Closing by CD Financial into a new series of preferred stock of the Company, designated as Series D Preferred Stock with terms comparable to the other outstanding series of preferred stock held by CD Financial and reasonably satisfactory the Purchasers. The Series D Preferred Stock will bear a cash dividend of 5% per annum, payable quarterly, and will be convertible, at the holder’s option, into shares of Common Stock at a conversion rate of $0.86 per share (subject to customary anti-dilution adjustments), through January 2, 2020 or through such earlier date as the LOC Note is repaid in full, if CD Financial elects not to exercise its conversion rights thereunder.

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(ii)         The current $1.5 million convertible note (the “CDS Note”) payable by the Company to CDS Ventures of South Florida, LLC (“CDS Ventures”), will be purchased at Closing by certain of the Purchasers from CDS Ventures for $4,450,000 and thereupon, converted in full into shares of Common Stock of the Company in accordance with its terms.

1.5          Closing Deliveries by the Purchasers. The obligations of the Company to sell the Shares and consummate the transactions contemplated hereby at the Closing are subject to the fulfillment, on or before the Closing, of each of the following conditions unless otherwise waived by the Company (and by CD Financial and CDS Ventures in the case of Section 1.5(g)):

(a)          The representations and warranties of the Purchasers contained in Section 2.2 shall be true and correct in all respects as of the Closing.

(b)          Each Purchaser shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by such Purchaser Company on or before the Closing.

(c)          the Purchasers shall deliver or cause to be delivered to the Company the aggregate Purchase Price, as provided in Section 1.2;

(d)          the Purchasers shall deliver or cause to be delivered to the Company the Investors’ Rights Agreement, duly executed by the Purchasers;

(e)          the Purchasers shall deliver or cause to be delivered to the Company copies of all consents, authorizations, filings, licenses, approvals, and further assurances, if any, required or otherwise reasonably requested by the Company in connection with the execution, delivery and performance by the Purchasers or the validity and enforceability of, this Agreement and all Other Agreements to which the Purchasers are parties;

(f)          the transactions contemplated by Section 1.4(q) shall be consummated concurrently with the Closing; and

(g)          the Purchasers shall deliver or cause to be delivered to the Company such other documents as may be necessary to effect the consummation of the transactions contemplated by this Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE PARTIES

2.1         Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Purchasers:

(a)          Organization, Good Standing and Qualification.

(i)          The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could be reasonably expected to result in a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, prospects or results of operations of the Company and the Subsidiaries (as hereinafter defined), taken as a whole (a “Material Adverse Effect”).

(ii)         The subsidiaries of the Company and their respective jurisdictions of incorporation are set forth on Schedule 2.1(c) attached hereto (collectively, the “Subsidiaries” and individually, a “Subsidiary”). Each Subsidiary is duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Each Subsidiary is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify could be reasonably expected to result in a Material Adverse Effect.

(b)          Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company, the other agreements contemplated hereby (the “Other Agreements”) and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company. This Agreement and each of the Other Agreements has been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms. The Company is not in violation of any of the provisions of its Articles of Incorporation or bylaws.

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(c)          Capitalization; Subsidiaries.

(i)          As of the date of this Agreement, the authorized capital stock of the Company consists of (i) 75,000,000 shares of Common Stock and (ii) 2,500,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”). The issued and outstanding capital stock of the Company as of the date hereof is set forth on Schedule 2.1(c)(i) hereto. Except as set forth on Schedule 2.1(c)(i), no shares of capital stock of the Company are entitled to preemptive or similar rights, nor is any holder of capital stock of the Company entitled to statutory preemptive or similar rights arising out of any agreement or understanding with the Company. Except for (A) the securities described on Schedule 2.1(c)(i); (B) the rights provided for in the Investors’ Rights Agreement; and (C) the securities and rights, privileges and preferences of the Company’s Preferred Stock stated in the Company’s Articles of Incorporation and as provided by the Nevada Corporations Code, there are no outstanding options, warrants, rights (including conversion and rights of first refusal and similar rights) to subscribe to, calls, or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any individual, corporation, partnership, trust, limited liability company, association or other entity (any of the foregoing, a “Person”) any right to subscribe for or acquire any shares of capital stock of the Company, or contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, or securities or rights convertible or exchangeable into shares of capital stock of the Company.

(ii)         All issued and outstanding shares of the Company’s Common Stock and Preferred Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

(iii)        The Company is the sole shareholder of each Subsidiary. There are no outstanding options, warrants, rights (including conversion and rights of first refusal and similar rights) to subscribe to, calls, or commitments of any character whatsoever relating to securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of capital stock of each Subsidiary, or contracts, commitments, understandings, or arrangements by which each Subsidiary is or may become bound to issue additional shares of capital stock of each Subsidiary, or securities or rights convertible or exchangeable into shares of capital stock of each Subsidiary.

(iv)        No shares of Series A Preferred Stock or Series B Preferred Stock are outstanding and there are no special rights, preferences or privileges attached to any of the shares of common stock issued upon conversion of such Series A Preferred Stock and Series B Preferred Stock, including without limitation any contractual rights, registration rights, affirmative or negative covenants or protective provisions, except as listed on Schedule 2.1(c)(iv).

(v)         All agreements related to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and any convertible securities, including convertible notes (other than options granted pursuant to their standard form option agreement) are listed on Schedule 2.1(c) (v) of the Disclosure Schedule.

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(d)          Issuance of the Securities. The Shares are duly authorized, and when issued and paid for in accordance with the terms hereof, shall be duly and validly issued, fully paid and nonassessable, and free and clear of all liens, encumbrances and rights of first refusal of any kind (collectively, “Liens”). Based in part upon the representations of the Purchasers set forth in Section 2.2(b) of this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.

(e)          No Conflicts. The execution, delivery and performance of this Agreement and the Other Agreements by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s Articles of Incorporation or bylaws (each as amended through the date hereof); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time, or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time, or both) of, any agreement, credit facility, indenture or instrument (evidencing an the Company debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or any Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii), as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. The business of the Company and the Subsidiaries is conducted in compliance in all material respects with all laws, ordinances or regulations of any governmental authority.

(f)           Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other U.S. or foreign federal, state, local or other governmental authority or other person in connection with the execution, delivery and performance by the Company of this Agreement and the Other Agreements, other than filings which may be required under federal and state securities laws.

(g)          Litigation; Proceedings. There is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties (including for these purposes the Subsidiaries) before or by any court, governmental or administrative agency, or regulatory authority (U.S. federal, state, county, local or foreign), nor is the Company aware of any reasonable basis therefore. Neither the Company nor, to the Company’s knowledge, any of its officers, directors or any of its employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality (in the case of officers, directors or employees, such as would affect the Company). There is no action, suit, proceeding or investigation by the Company or any Subsidiary pending or which the Company or any Subsidiary intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their services provided in connection with the Company’s business, any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers.

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(h)         No Default or Violation. Neither the Company nor any Subsidiary (i) is in material default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a material default), nor has the Company or any Subsidiary received written notice of a claim that it is in material default under or is in material violation of any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation in any material respect of any order of any court, arbitrator or governmental body, or (iii) is not in violation in any material respect of any statute, rule or regulation of any governmental authority.

(i)          Brokers Fees. No fees or commissions will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, or bank with respect to the transactions contemplated by this Agreement.

(j)           Intellectual Property.

(i)          Each of the Company and the Subsidiaries owns or possesses sufficient legal rights to its respective Intellectual Property (as defined below) necessary for its business as now conducted and as presently proposed to be conducted. To the Company’s knowledge, no product or service marketed or sold (or proposed to be marketed or sold) by the Company or the Subsidiaries violates or will violate any license or infringes or will infringe any intellectual property rights of any other party. Other than with respect to commercially available software products under standard end-user object code license agreements, there are no outstanding options, licenses, agreements, claims, encumbrances or shared ownership interests of any kind relating to the Intellectual Property, nor is the Company or the Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other Person. Neither the Company nor any Subsidiary has received any communications alleging that the Company or any Subsidiary, as the case may be, has violated, or by conducting its business, would violate any of the patents, trademarks, service marks, trade names, copyrights, trade secrets, mask works or other proprietary rights or processes of any other Person. Each of the Company and the Subsidiaries has obtained and possesses valid licenses to use all of the software programs present on the computers and other software-enabled electronic devices that it owns or leases or that it has otherwise provided to its employees for their use in connection with its business. To the Company’s knowledge, it will not be necessary to use any inventions of any of its employees or consultants (or Persons it currently intends to hire) made prior to their employment by the Company or the Subsidiaries. Each employee and consultant has assigned to the Company or the Subsidiaries, as the case may be, all intellectual property rights he or she owns that are related to the Company’s or each Subsidiary’s business as now conducted and as presently proposed to be conducted. Neither the Company nor any Subsidiary has embedded any open source, copyleft or community source code in any of its products generally available or in development. For purposes of this Agreement, “Intellectual Property” means all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, copyrights, trade secrets, domain names, mask works, information and proprietary rights and processes, similar or other intellectual property rights, subject matter of any of the foregoing, tangible embodiments of any of the foregoing, licenses in, to and under any of the foregoing, and any and all such cases that are owned or used by the Company or the Subsidiary in the conduct of its respective businesses as now conducted and as presently proposed to be conducted.

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(ii)         All material licenses or other agreements under which the Company or any Subsidiary is granted Intellectual Property (excluding licenses to use software utilized in the Company's or such Subsidiary's internal operations and which is generally commercially available) are in full force and effect and, to the Company's knowledge, there is no material default by any party thereto. The Company has no reason to believe that the licensors under such licenses and other agreements do not have and did not have all requisite power and authority to grant the rights to the Intellectual Property purported to be granted thereby.

(iii)        All licenses or other agreements under which the Company or any Subsidiary has granted rights to Intellectual Property to others (including all end-user agreements) are in full force and effect, there has been no material default by the Company or any Subsidiary thereunder and, to the Company's knowledge, there is no material default of any provision thereof relating to Intellectual Property by any other party thereto.

(iv)        Each of the Company and the Subsidiaries has taken all steps required in accordance with commercially reasonable business practice to establish and preserve their ownership in their owned Intellectual Property and to keep confidential all material technical information developed by or belonging to the Company or such Company which has not been patented or copyrighted.

(k)          Regulatory Permits.Each of the Company and the Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate U.S. federal, state or foreign regulatory authorities materially necessary to conduct its business (“Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Permit.

(l)           Title. Neither the Company nor any Subsidiary owns any real property. Each of the Company and the Subsidiaries has good and marketable title to all personal property owned by each of them that is material to its respective business, in each case free and clear of all Liens, except for Liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiaries. Any real property and facilities held under lease by the Company and the Subsidiaries is held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or the Subsidiaries, as the case may be.

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(m)         Agreement Actions.

(i)          Except for the Other Agreements and the employment agreements set forth on Schedule 2.1(m)(i) (the “Employment Agreements”), there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any Subsidiary is a party or by which any of them is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000; (ii) the license of any patent, copyright, trademark, trade secret or other proprietary right to or from the Company or any Subsidiary; (iii) the grant of rights to manufacture, produce, license, market, or sell its products to any other Person that limit the Company’s or any Subsidiary’s exclusive right to develop, manufacture, distribute, market or sell its products; or (iv) indemnification by the Company or any Subsidiary with respect to infringements of proprietary rights.

(ii)         Except as set forth on Schedule 2.1(m)(ii), the Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $20,000 or in excess of $50,000 in the aggregate, (iii) made any loans or advances to any Person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business. Neither the Company nor any Subsidiary is a guarantor or indemnitor of any indebtedness of any other Person.

(iii)        A true, complete and accurate list of all agreements or other arrangements with sales representatives, distributors, or other third parties selling the Company’s products, including the territories covered by such arrangements is attached as Schedule 2.1(m)(iii) to the Disclosure Schedule, and such Schedule 2.1(m)(iii) includes any exclusive rights granted to any party.

(n)          Certain Transactions.

(i)          Other than (i) standard employee benefits generally made available to all employees, (ii) standard director and officer indemnification agreements approved by the Board of Directors, (iii) this Agreement and the Other Agreements, (iv) the Employment Agreements and (v) as described in the notes to the Financial Statements (as hereinafter defined) or as set forth on Schedule 2.1(n)(i), there are no agreements, understandings or between Company and any of its officers, directors, any members of their immediate families, or any Affiliate of the foregoing. For purposed of this Agreement “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including, without limitation, any general partner, managing member, officer or director of such Person or any venture capital fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person.

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(ii)         Except as set forth on Schedule 2.1(n)(i), the Company is not indebted, directly or indirectly, to any of its directors, officers or employees or any members of their immediate families, or any Affiliate of the foregoing, other than in connection with expenses or advances of expenses incurred in the ordinary course of business or employee relocation expenses and for other customary employee benefits made generally available to all employees. None of the Company’s directors, officers or employees, or any members of their immediate families, or any Affiliate of the foregoing are, directly or indirectly, indebted to the Company or have any (i) material commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationship with any of the Company’s customers, suppliers, service providers, joint venture partners, licensees and competitors, (ii) direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that directors, officers, employees or shareholders of the Company may own stock in (but not exceeding two percent (2%) of the outstanding capital stock of) publicly traded companies that may compete with the Company; or (iii) financial interest in any contract with the Company.

(o)          Rights of Registration, Voting Rights and Other Special Rights. Except as provided in the Investors’ Rights Agreement or as set forth on Schedule 2.1(o), the Company is not under any obligation to register under the Securities Act of 1933, as amended (the “Securities Act’) any of its currently outstanding securities or any securities issuable upon exercise or conversion of its currently outstanding securities. Except as provided in the Investors’ Rights Agreement or as set forth on Schedule 2.1(o), no shareholder of the Company has entered into any agreements with respect to the voting of capital shares of the Company or any other agreement that provides such shareholder protective provisions, special approval rights, negative covenants over the operations of the Company or that otherwise places restrictions on the Company’s business.

(p)          Financial Statements. The Company has delivered to the Purchasers its unaudited consolidated financial statements (consisting of consolidated unaudited balance sheets, consolidated unaudited statements of operations and consolidated unaudited statements of changes in stockholders’ deficit as of and for the years ended December 31, 2013 and 2014 (collectively, the “Financial Statements”). For purposes hereof, December 31, 2014 shall be referred to as of the “Financial Statement Date”. The Financial Statements fairly present in all material respects the consolidated financial condition and consolidated operating results of the Company and Subsidiaries as of the dates, and for the periods, indicated therein. Except as set forth in the Financial Statements, neither the Company nor the Subsidiaries has any material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to the Financial Statement Date; (ii) obligations under contracts and commitments incurred in the ordinary course of business.

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(q)          Changes. Except as contemplated hereby, since the Financial Statement Date there has not been:

(i)          any material change in the assets, liabilities, financial condition or operating results of the Company (on a consolidated basis) from that reflected in the Financial Statements, except changes in the ordinary course of business;

(ii)         any damage, destruction or loss, whether or not covered by insurance, that would have a Material Adverse Effect;

(iii)        any waiver or compromise by the Company or any Subsidiary of a valuable right or of a material debt owed to it;

(iv)        any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company or any Subsidiary, except in the ordinary course of business and the satisfaction or discharge of which would not have a Material Adverse Effect;

(v)         any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

(vi)        any material change in any compensation arrangement or agreement with any employee, officer, director or shareholder;

(vii)       any mortgage, pledge, transfer of a security interest in, or lien, created by the Company or any Subsidiary, with respect to any of their respective material properties or assets, except liens for taxes not yet due or payable and liens that arise in the ordinary course of business and do not materially impair the Company’s or Subsidiary’s ownership or use of such property or assets;

(viii)      any loans or guarantees made by the Company or any Subsidiary to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

(x)          any sale, assignment or transfer of any material Intellectual Property;

(ix)         any declaration, setting aside or payment or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

(xi)         any receipt of notice from any supplier, distributor or customer of the Company that the Company is in breach of any agreement or that such supplier, distributor or customer of the company is canceling, materially reducing or otherwise terminating its business with the Company or that it intends to cancel, reduce or otherwise terminate its relationship with the Company;

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(xii)        any receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

(xiii)       to the Company’s knowledge, any other event or condition of any character, other than events affecting the economy or the Company’s or any Subsidiary’s industry generally, that could reasonably be expected to result in a Material Adverse Effect; or

(xiv)      any arrangement or commitment by the Company or any Subsidiary to do any of the things described in this Section 2.1(q).

(r)           Employee Agreements. Each current and former employee of the Company listed on Schedule 2.1(r), consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchaser (the “Confidential Information Agreements”). No current or former employee has excluded works or inventions from his or her assignment of inventions pursuant to such employee’s Confidential Information Agreement.

(s)          Foreign Corrupt Practices. Neither the Company nor any Subsidiary nor any of the Company’s directors, officers, employees or agents have, directly or indirectly, made, offered, promised or authorized any payment or gift of any money or anything of value to or for the benefit of any “foreign official” (as such term is defined in the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”)), foreign political party or official thereof or candidate for foreign political office for the purpose of (i) influencing any official act or decision of such official, party or candidate, (ii) inducing such official, party or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, or (iii) securing any improper advantage, in the case of (i), (ii) and (iii) above in order to assist the Company or any of its affiliates in obtaining or retaining business for or with, or directing business to, any person. Neither the Company nor any of its directors, officers, employees or agents have made or authorized any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation. The Company further represents that it has maintained, and has caused each of its Subsidiaries and affiliates to maintain, systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA or any other applicable anti-bribery or anti-corruption law. Neither the Company, or, to the Company’s knowledge, any of its officers, directors or employees are the subject of any allegation, voluntary disclosure, investigation, prosecution or other enforcement action related to the FCPA or any other anti-corruption law.

(t)           Key Employees. The Company has no knowledge of any fact or circumstance (including, without limitation, (i) the terms of any agreement to which such person is a party or any litigation in which such person is or may become involved and (ii) any illness or medical condition that could reasonably be expected to result in the disability or incapacity of such person) that would limit or prevent any "executive officers" (as defined in Rule 50l(f) of the Securities Act) of the Company (each, a “Key Employee”) from serving in such capacity on a full-time basis in the reasonably foreseeable future, or of any intention on the part of any such person to limit or terminate his or her employment with the Company or any Subsidiary. No Key Employee has borrowed money pursuant to a currently outstanding loan that is secured by Common Stock or any right or option to receive Common Stock.

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(u)          Environment. Neither the Company nor any Subsidiary has any liabilities under any Environmental Law, nor, to the Company's knowledge, do any factors exist that are reasonably likely to give rise to any such liability, materially affecting any of the properties owned or leased by the Company or any Subsidiary. Neither the Company nor any Subsidiary has violated in any material respect any Environmental Law applicable to it now or previously in effect. For purposes of this Agreement, “Environmental Law” means any federal, state, provincial, local or foreign law, statute, code or ordinance, principle of common law, rule or regulation, as well as any permit, order, decree, judgment or injunction issued, promulgated, approved or entered thereunder, relating to pollution or the protection, cleanup or restoration of the environment or natural resources, or to the public health or safety, or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, discharge or disposal of hazardous materials.

(v)         Taxes. Each of the Company and Subsidiaries has prepared in good faith and duly and timely filed all tax returns required to be filed by it and such returns are complete and accurate in all material respects, except for tax returns that would not reasonably be expected to have a Material Adverse Effect; and each of the Company and Subsidiaries has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has any liability with respect to taxes that accrued on or before the date of the most recent balance sheet of the Company in excess of the amounts accrued with respect thereto that are reflected on such balance sheet

(w)          Corporate Documents. The Articles of Incorporation and bylaws of the Company and each Subsidiary are in the forms provided to the Purchaser. The copy of the minute books of the Company and each Subsidiary provided to the Purchaser contains minutes of all meetings of directors and shareholders and all actions by written consent without a meeting by the directors and shareholders since the date of incorporation and accurately reflects in all material respects all actions by the directors (and any committee of directors) and shareholders with respect to all transactions referred to in such minutes.

(x)          Data Privacy. In connection with its collection, storage, transfer (including, without limitation, any transfer across national borders) and/or use of any personally identifiable information from any individuals, including, without limitation, any customers, prospective customers, employees and/or other third parties (collectively “Personal Information”), the Company is and has been, to the Company’s knowledge, in compliance with all applicable laws in all relevant jurisdictions, the Company’s privacy policies and the requirements of any contract or codes of conduct to which the Company is a party. The Company has commercially reasonable physical, technical, organizational and administrative security measures and policies in place to protect all Personal Information collected by it or on its behalf from and against unauthorized access, use and/or disclosure. The Company is and has been in compliance in all material respects with all laws relating to data loss, theft and breach of security notification obligations.

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(y)          No “Bad Actor” Disqualification. The Company has exercised reasonable care to determine whether any Company Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii), as modified by Rules 506(d)(2) and (d)(3), under the Securities Act (such disqualifications, the “Disqualification Events”). To the Company’s knowledge, no Company Covered Person is subject to a Disqualification Event. The Company has complied, to the extent required, with any disclosure obligations under Rule 506(e) under the Securities Act. For purposes of this Agreement, “Company Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act; provided, however, that Company Covered Persons do not include (a) any Purchaser, (b) any person or entity that is deemed to be an affiliated issuer of the Company solely as a result of the relationship between the Company and any Purchaser (c) any director of the Company that has been designated by any Purchaser.

(z)          Disclosure. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to Purchasers at the Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

2.2          Representations and Warranties of the Purchasers. Each Purchaser, for himself, herself or itself and not for any other Purchaser, hereby represents and warrants to the Company as follows:

(a)          Authorization; Enforcement. The Purchaser has all necessary power and authority (corporate or otherwise) to execute and deliver this Agreement and to carry out its provisions. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. Upon its execution and delivery, this Agreement will be a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

(b)          Investment Representations and Covenants of the Purchasers. Each Purchaser, for himself, herself or itself and not for any other Purchaser, represents and warrants to and covenants with the Company as follows:

(i)           Investment Intent. The Purchaser is acquiring the Shares for the Purchaser’s own account. The Purchaser is acquiring the Shares for investment purposes only and not with a view to or for distributing or reselling the Shares or any part thereof or interest therein in violation of securities laws, however, each Purchaser has the right at all times to sell or otherwise dispose of all or any part of the Shares pursuant to an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

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(ii)         Status. The Purchaser is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(iii)        Experience of the Purchaser. The Purchaser has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

(iv)        Ability of the Purchaser to Bear Risk of Investment. The Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

(v)         Access to Information. The Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as Purchaser has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the issuance of the Shares and the merits and risks of investing in the Shares; (ii) access to publicly available information about the Company and the Company’s financial condition, results of operations, business, properties, management and prospects sufficient to enable the Purchaser to evaluate the investment; and (iii) the opportunity to obtain such additional publicly available information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment and to verify the accuracy and completeness of the information contained herein.

(vi)        Reliance. The Purchaser understands and acknowledges that (i) the Shares are being issued to the Purchaser without registration under the Securities Act and applicable state securities laws in a private placement that is exempt from the registration provisions of the Securities Act and applicable state securities laws; and (ii) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing Purchaser representations and the Purchaser hereby consents to such reliance.

(c)           Legends. The Purchaser understands that the certificates evidencing the Shares will bear the following or similar legends for as long as required by the Securities Act and applicable state securities laws:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

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THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAWS OF ANY STATE AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. THE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THE OFFER AND SALE OF THE SHARES OR THE ACCURACY OR ADEQUACY OF THIS AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.”

(d)          Foreign Investors. If the Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), the Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares. The Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate in any material respect any applicable securities or other laws of the Purchaser’s jurisdiction.

(e)          No “Bad Actor” Disqualification. Each Purchaser severally and not jointly, represents and warrants to the Company that neither (i) such Purchaser, nor (ii) any person or entity that is a beneficial owner of such Purchaser’s securities for purposes of Rule 506(d) under the Securities Act, is subject to any Disqualification Event, except for Disqualification Events both (x) covered by Rule 506(d)(2)(i), (ii) or (iii) or (d)(3) under the Securities Act and (y) disclosed in writing in reasonable detail to the Company.

ARTICLE III

OTHER AGREEMENTS OF THE PARTIES

3.1          Transfer Restrictions.

(a)          The Shares may only be disposed of pursuant to an effective registration statement under the Securities Act and applicable state securities laws, or pursuant to an available exemption from or in a transaction not subject to the registration requirements of the Securities Act and applicable state securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act and applicable state securities laws, provided that no such opinion shall be required for any transfer of Shares to an Affiliate (as defined in the Investor Rights Agreement).

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(b)          Purchasers agree to the imprinting, so long as is required under the Securities Act and the rules and regulations thereunder, of an appropriate restrictive legend on the certificates evidencing the Shares.

3.2          Joint Venture. After Closing, the parties will use their reasonable best efforts to consummate as promptly as reasonably practicable the proposed JV.

3.3          Post-Closing Covenants.

(a)          Within ninety (90) days following the Closing Date or within such longer period as may be approved by the Board, including the approval of at least one of the Investor Directors (as defined in the Investors’ Rights Agreement), the Company will review with the Board of Directors, including at least one of the Investors Director (as defined in the Investors’ Rights Agreement), the trademarks held by it and each Subsidiary and ensure that each trademark is assigned to the appropriate legal entity as well as attend to any other clean-up matters as may be reasonably requested by the Board of Directors, including the Investor Director.

(b)          Within one hundred eighty (180) days following the Closing Date or within such longer period as may be approved by the Board, including the approval of at least one of the Investor Directors, The Company shall complete the audit of its financial statements for the years ended December 31, 2013 and 2014 with an audit firm acceptable to the Board, including at least one of the Investor Directors.

ARTICLE IV INDEMNIFICATION

4.1          Survival. The representations and warranties of the Company and the Purchasers contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and Closing for a period of three (3) years.

4.2          Indemnity by the Company. The Company shall indemnify the Purchasers and hold the Purchasers and their respective members, managers, directors, officers, employees and agents (collectively, the “Purchaser Parties”) harmless against and in respect of any and all damages, losses, diminution in value claims, penalties, liabilities, costs and expenses (including, without limitation, all fines, interest, reasonable and actual legal fees and expenses and amounts paid in settlement), that arise from or relate or are attributable to (and without giving effect to any tax benefit to the indemnified party) (a) any misrepresentation by the Company or breach of any representation or warranty by the Company in this Agreement; or (b) any breach of any covenant or agreement on the part of the Company in this Agreement or the Investor Rights Agreement. Notwithstanding anything in this Agreement to the contrary, in no event shall the Company be liable for any punitive, consequential or special damages of any kind or nature arising from this Agreement, regardless of the form of action through which such damages are sought including any claim for indemnity under this Section 4.2.

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4.3          Notice to Indemnitor; Right of Parties to Defend. Promptly after the assertion of any claim by a third party or occurrence of any event which may give rise to a claim for indemnification from an indemnifying party (the “Indemnitor”) under this Article IV, an indemnified party (the “Indemnitee”) shall notify the Indemnitor in writing of such claim. The Indemnitor shall have the right to assume the control and defense of any such action (including, but without limitation, tax audits), provided that the Indemnitee may participate in the defense of such action subject to the Indemnitor’s reasonable direction and at Indemnitee’s sole cost and expense. The party contesting any such claim shall be furnished all reasonable assistance in connection therewith by the other party and be given full access to all information relevant thereto. In no event shall any such claim be settled without the Indemnitor’s consent.

ARTICLE V MISCELLANEOUS

5.1          Fees and Expenses. Each party to this Agreement shall pay the fees and expenses of its or its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiations, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay the Purchasers’ counsel fees incurred in connection with this Agreement in an amount not to exceed Twenty Thousand Dollars ($20,000.00) in the aggregate.

5.2          Entire Agreement; Amendments. This Agreement, together with the Other Agreements and the exhibits and schedules hereto and thereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3          Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (c) five (5) days after having been sent by certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties at the address as set forth on the signature page hereof or at such other address or electronic mail address as the applicable party may designate by ten (10) days advance written notice to the other parties hereto:

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For purposes hereof, any notice shall be addressed as follows:

If to the Company, to:	Celsius Holdings, Inc.
Attention: CEO
2424 North Federal Highway
Boca Raton, FL 33341
Telephone Number: Fax Number:
Email:

With a copy (which shall not constitute notice) to:

Dale S. Bergman, Esquire
Gutierrez Bergman Boulris, PLLC
100 Almeria Avenue, Suite 340
Coral Gables, FL 33134
Telephone Number: 305-358-5100
Fax Number: 888-281-1829
Email: dale.bergman@gbbpl.com

If to the Purchasers, to:	Their street addresses, telephone numbers, fax numbers and e-mail addresses, as set forth on their respective Purchaser Counterpart Signature pages to this Agreement

With a copy (which shall not constitute notice) to:

J. Patrick Loofbourrow
Cooley LLP
International Finance Center, Tower 2, Level 35
8 Century Avenue, Pudong Shanghai 200120, China Telephone: +86 21 6030 0608
US Mobile: 619-840-4824
Email: loof@cooley.com

or such other address as may be designated in writing hereafter, in the same manner, by the Company or any Purchaser.

5.4          Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by all the parties; or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

5.5          Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

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5.6          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Neither party may assign this Agreement nor any of the rights or obligations hereunder without the written consent of the other party, which consent shall not unreasonably withheld.

5.7          No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

5.8          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York without regard to the principles of conflicts of law thereof. Any unresolved controversy or claim arising out of or relating to this Agreement, except as otherwise provided in this Agreement, shall be submitted to arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the American Arbitration Association (the “AAA”), then by one arbitrator having reasonable experience in corporate finance transactions of the type provided for in this Agreement and who is chosen by the AAA. The arbitration shall take place in New York, in accordance with the AAA rules then in effect, and judgment upon any award rendered in such arbitration will be binding and may be entered in any court having jurisdiction thereof. There shall be limited discovery prior to the arbitration hearing as follows: (a) exchange of witness lists and copies of documentary evidence and documents relating to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the New York Code of Civil Procedure, the arbitrator shall be required to provide in writing to the parties the basis for the award or order of such arbitrator, and a court reporter shall record all hearings, with such record constituting the official transcript of such proceedings.

5.9          Attorneys’ Fees. In any suit, action or proceeding brought with respect to interpretation or enforcement of this Agreement, the prevailing party shall be entitled to recover from the non-prevailing party, attorneys’ fees and costs at both the trial and appellate levels.

5.10        Public Announcement; Confidentiality. Except as may be required by law, no party shall issue any press release or otherwise publicly disclose this Agreement or the transactions contemplated hereby or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other parties, which shall not be unreasonably withheld. In the event that any such press release or other public disclosure shall be required by applicable law, the party required to issue such release or disclosure shall consult in good faith with the other parties hereto with respect to the form and substance of such release or disclosure prior to the public dissemination thereof.

5.11.        Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile or electronic transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

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6.12        Severability. In case any one or more of the provisions of this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affecting or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that shall be a reasonable substitute therefore, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13.       No Commitment for Additional Financing. The Company acknowledges and agrees that no Purchaser has made any representation, undertaking, commitment or agreement to provide or assist the Company in obtaining any financing, investment or other assistance, other than the purchase of the Shares as set forth herein and subject to the conditions set forth herein. In addition, the Company acknowledges and agrees that (i) no statements, whether written or oral, made by any Purchaser or its representatives on or after the date of this Agreement shall create an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment, (ii) the Company shall not rely on any such statement by any Purchaser or its representatives, and (iii) an obligation, commitment or agreement to provide or assist the Company in obtaining any financing or investment may only be created by a written agreement, signed by such Purchaser and the Company, setting forth the terms and conditions of such financing or investment and stating that the parties intend for such writing to be a binding obligation or agreement. Each Purchaser shall have the right, in its sole and absolute discretion, to refuse or decline to participate in any other financing of or investment in the Company, and shall have no obligation to assist or cooperate with the Company in obtaining any financing, investment or other assistance.

(Signatures appear on following pages)

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

CELSIUS HOLDINGS, INC.

By:	/s/ Gerry David
Name: Gerry David
Title: CEO

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PURCHASER COUNTERPART SIGNATURE PAGE

PURCHASERS:

CHARMNEW LIMITED

By:	/s/ Pau Yee Wan, Ezra

Name: Pau Yee Wan, Ezra

Title: Director

Address: 7/F, Cheung Kong Center
2 Queen’s Road Central
Hong Kong
Attn: Ms. Ezra Pau/Ms. Eirene Yeung
Phone #: +852 21288888
Fax #: +852 21288001
Email: ezra.pau@ckh.com.hk eirene.yeung@ckh.com.hk

GRIEG INTERNATIONAL LIMITED

By:	/s/ Chau Hoi Shuen, Solina Holly

Name: Chau Hoi Shuen, Solina Holly

Title: Director

Address: 29th Floor, Harbour Centre,
25 Harbour Road, Wanchai, Hong Kong
Attention: Jason Wong
Phone #: +852 21863873
Fax #: +852 37411011
Email: jason.wong@horizons.com.hk raymond.ng@horizons.com.hk chris.lai@horizons.com.hk

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